Exhibit 99.01

Solis Tek Provides Shareholder Update

Expects Second Half 2018 Revenue to be Greater than First Half 2018

Adequately Capitalized for Arizona Facility and Growth Plans

CARSON, CA - GlobeNewswire - August 15, 2018 - Solis Tek Inc. (OTCQB: SLTK) (“Solis Tek”), a vertically integrated cannabis technology innovator, manufacturer and distributor, is pleased to provide a business update to its shareholders and the Wall Street community.

First Half 2018 Financial Highlights:

●	Lighting and nutrient revenue of $1.7 million for the six months ended June 30, 2018;
●	Total assets increased to $7.1 million at June 30, 2018, from $4.1 million at December 31, 2017; and
●	Cash balance increased to $2.8 million at June 30, 2018, from $1.0 million at December 31, 2017.

Solis Tek Chief Executive Officer, Alan Lien, commented, “In the second half of 2018, we expect our lighting and nutrient divisions to have increased revenues as compared to the first half of the year. With no significant actions taken to date by Federal prosecutors and President Trump’s recent comments that he will probably support States’ positions on cannabis, we are seeing investors and operators jumping back in with their pre-2018 aggressive investment plans. Starting in June, we began to see a pick up in requests and orders for lighting and nutrients.”

The newly acquired cultivation and processing facility, currently under build-out construction, is anticipated to become revenue generating in the second quarter of 2019. The 70,000-square foot facility is operating under a current Arizona licensee with Solis Tek having complete operational, management and sales control. Production and oil extraction are in the process of build-out with equipment to be acquired in the third quarter of this year. Solis Tek is working with the local municipalities and power companies to ensure the proper power feeds and utilities are available for its facility.

Solis Tek continues to capitalize on its extensive relationships throughout China, as it is extending its product line to manufacture and distribute cultivation products, such as rolling benches and green houses.

In 2018, Solis Tek re-positioned its sales focus in order to take advantage of growing opportunities it sees within the legalized jurisdictions of cannabis. The previous efforts centered upon targeting the retail home and hobbyist growers have been replaced with the sales force targeting the commercial side of the cannabis sector. Currently, Solis Tek has five regional commercial cultivation account managers covering North America, with new marketing strategies, pricing and inventory fulfillment processes.

About Solis Tek Inc.

Solis Tek Inc. (OTCQB: SLTK) is a vertically integrated technology innovator, developer, manufacturer and distributor focused on bringing products and solutions to commercial and retail cannabis growers in both the medical and adult use recreational space in legal markets across the U.S. For nearly a decade, growers have used Solis Tek’s lighting solutions to increase yield, lower costs and grow better to maximize their return on investment. Solis Tek’s Zelda Horticulture nutrient division, launched in 2018, has expanded the product mix and offerings. Solis Tek’s lighting and nutrient customers include retail stores, distributors and commercial growers. In 2018, Solis Tek expanded into the “touch-the-plant” side of the cannabis business under a contract with an Arizona licensee and its ongoing build-out of a cultivation and processing facility in Phoenix, AZ. For more information, please visit Solis Tek’s website, www.solis-tek.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect Solis Tek’s current plans and expectations, as well as future results of operations and financial condition. Solis Tek undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors Contact:

Hayden IR

917-658-7878

hart@haydenir.com

SOLIS TEK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$2,843,996	$967,943
Accounts receivable, net of allowance for doubtful accounts and returns of $284,532 and $396,499, respectively	196,783	417,484
Inventories, net	1,607,212	1,684,463
Advances to suppliers – formerly a related party	529,850	735,730
Prepaid expenses and other current assets	205,168	134,374
Total Current Assets	5,383,009	3,939,994

Property and equipment, net	153,980	138,243
Intangible assets, net	1,437,174	-
Other assets	102,580	37,980
TOTAL ASSETS	$7,076,743	$4,116,217

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,514,559	$1,124,349
Due to former related party vendor	-	381,457
Contract obligations, current portion	290,909	-
Note payable - related parties	640,000	1,145,000
Note payable to related party, current portion, net of discount of $1,247,032 and $0, respectively	252,968	-
Convertible note payable to related party, current portion, net of discount of $0 and $1,055,556, respectively	-	194,444
Due to related parties	118,210	146,534
Capital lease obligations, current portion	1,883	9,665
Loans payable, current portion	21,416	8,476
Total Current Liabilities	2,839,945	3,009,925

Loans payable, net of current portion	857	17,481
Contract obligations, net of current portion	481,909	-
Convertible note payable, net of current portion, net of discount of $0 and $500,000, respectively	-	-
Derivative liability	4,092,050	7,415,000
Total liabilities	7,414,761	10,442,406

Series-A Convertible Preferred Shares, net of no discount and $351,000, no par value, none and 351,000 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	-	-

Commitments and Contingencies

Shareholders’ Deficit
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2018 and December 31, 2017	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 44,826,564 and 38,522,034 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	44,827	38,522
Additional paid-in-capital	25,511,529	9,077,690
Accumulated deficit	(25,894,374)	(15,442,401)
Total Shareholders’ Deficit	(338,018)	(6,326,189)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,076,743	$4,116,217

SOLIS TEK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Sales	$701,626	$2,441,289	$1,713,375	$5,343,115
Cost of goods sold (1)	584,916	1,521,410	1,118,841	3,302,714
Gross profit	116,710	919,879	594,534	2,040,401

Operating expenses
Selling, general and administrative expenses	2,650,018	2,391,231	6,098,289	7,155,886
Research and development	62,706	82,500	114,584	165,270
Excess cost of acquisition From a related party over historical basis	4,450,000	-	4,450,000	-
Total operating expenses	7,162,724	2,473,731	10,662,873	7,321,156

Loss from operations	(7,046,014)	(1,553,852)	(10,068,339)	(5,280,755)

Other income (expenses)
Financing costs (2)	(7,317,406)	-	(7,317,406)	-
Change in fair value of derivative liability	4,181,874	-	6,811,926	-
Gain on extinguishment of derivative liability	1,715,173	-	2,389,427	-
Interest expense (3)	(1,611,695)	(31,649)	(2,264,381)	(55,820)
Total other income (expenses)	(3,032,054)	(31,649)	(380,434)	(55,820)

Loss before income taxes	(10,078,068)	(1,585,501)	(10,448,773)	(5,336,575)

Provision for income taxes	3,200	3,200	3,200	4,113

Net loss	$(10,081,268)	$(1,588,701)	$(10,451,973)	$(5,340,688)

BASIC AND DILUTED LOSS PER SHARE	$(0.24)	$(0.04)	$(0.25)	$(0.15)

WEIGHTED - AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	42,370,311	37,011,893	41,820,127	36,807,540

(1) Included in cost of goods sold are these amounts from a former related party	$137,080	$1,247,897	$549,802	$2,688,893
(2) Included in financing costs are these amounts from a related party	6,177,406	-	6,177,406	-
(3) Included in interest expense are these amounts from related parties	$16,868	$30,487	$39,781	$54,109